POWER OF ATTORNEY


       Know all persons by these presents, that the undersigned hereby constitutes and appoints any of Jennifer F. Simons, Safieh N. Hill and Patricia Pridgen, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)	prepare, execute in the undersigned's name
and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including
amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) act as an account administrator to manage the undersigned's EDGAR account;

(3)	execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or director of Oceaneering International, Inc.
(the "Company"), Form 144 and Forms 3,
4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(4)	do and perform any and all acts for and on behalf
of the undersigned which may be
necessary or desirable to complete and execute any such
 Form 144 and Forms 3, 4, or 5,
complete and execute any amendment or amendments thereto,
 and timely file such form
with the SEC and any stock exchange or similar authority; and

(5)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
 The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities
 to
comply with Section 16 of the Securities Exchange Act of 1934.

       	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 144 and Forms 3, 4 and 5
with respect to the undersigned's holdings of and transactions in securities issued
by the Company, unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact.

       	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of September 2025.




	/s/ Michael W. Sumruld
	Michael W. Sumruld

STATE OF TEXAS

COUNTY OF HARRIS

	BEFORE ME, the undersigned authority, a Notary Public in and for the state of Texas, on this day personally appeared, Michael W. Sumruld, known to me to be the person whose name is subscribed in the foregoing instrument, and acknowledge to me that he executed the same in the capacity therein stated.

	GIVEN UNDER MY HAND AND SEAL, of office,
11th day of September 2025.



/s/ Catherine Cenko
Notary Public

Catherine Cenko
Notary ID #134407337
My Commission Expires June 14, 2027